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                                                                    EXHIBIT 10.3

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (this "AGREEMENT") is made and entered into as of August 6, 2003 by and among PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation ("PHOENIX FOOTWEAR") and Nancy Delekta (the "STOCKHOLDER REPRESENTATIVE") for and on behalf of the former holders of outstanding H.S. Trask Common Shares (the "FORMER H.S. TRASK STOCKHOLDERS") under that certain Agreement and Plan of Merger dated as of June 16, 2003 (the "MERGER AGREEMENT") by and among Phoenix Footwear, PFG Acquisition Inc., a Montana corporation and a wholly-owned subsidiary of Phoenix Footwear ("PURCHASER"), and H.S. Trask & Co., a Montana corporation ("H.S. TRASK").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Merger Agreement, Phoenix Footwear will issue the Merger Consideration to the Former H.S. Trask Stockholders pursuant to the merger (the "MERGER") of H.S. Trask with and into Purchaser; and

         WHEREAS, pursuant to Article VIII of the Merger Agreement, the Former H.S. Trask Stockholders have agreed to make available to Phoenix Footwear and certain other Indemnitees an escrow fund to compensate such parties for certain Losses incurred as permitted therein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein, the parties agree as follows:

         1. DEFINITIONS. All capitalized terms used herein without definitions shall have the meanings specified in the Merger Agreement.

         2. ESCROW ARRANGEMENTS. Except as otherwise expressly set forth herein, all matters pertaining to the Escrow Fund shall be governed by the provisions of Article VIII of the Merger Agreement; provided, however, that if any express provision of this Agreement conflicts with the provisions of Article VIII of the Merger Agreement, the provisions of Article VIII of the Merger Agreement shall control.

         3. ESTABLISHMENT OF ESCROW. Within five (5) business days of the Effective Time, Phoenix Footwear shall cause its transfer agent to deliver to the Escrow Agent for deposit into escrow (the "ESCROW FUND") a certificate representing 50,000 shares of Phoenix Footwear common stock (the "ESCROW SHARES") as required by Section 2.6(b) of the Merger Agreement. The Escrow Agent agrees to establish the Escrow Fund in the manner set forth in Section 2.6(b) and Article VIII of the Merger Agreement.

         4.       MAINTENANCE OF THE ESCROW.

                  (a) The Escrow Agent shall establish a separate account ("SUBACCOUNTS") for each Former H.S. Trask Stockholder for the number of Escrow Shares set opposite such Former H.S. Trask Stockholder ANNEX A (the "FORMER H.S. TRASK STOCKHOLDER LIST"), which has been

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determined on the basis of the provisions of the Merger Agreement. All dividends and distributions in respect of the Escrow Shares, whether in cash, additional shares of Phoenix Footwear common stock or other property received by the Escrow Agent shall be distributed currently to the Former H.S. Trask Stockholders and shall be retained by the Escrow Agent as part of the Escrow Fund and credited proportionately to the Subaccounts to which the Escrow Shares are credited. In the event the Escrow Shares are reclassified or otherwise changed into or exchanged for other securities, property or cash pursuant to any merger, consolidation, sale of assets and liquidation or other transaction, the securities, cash or other property received by the Escrow Agent in respect of the Escrow Shares shall be retained by it as part of the Escrow Fund, credited proportionately to the Subaccounts to which the Escrow Shares are credited and, in the case of securities, registered in the name of the Escrow Agent or its nominee. All cash, property, Phoenix Footwear common stock and other securities received and retained by the Escrow Agent as described in this Section 4 are referred to herein as "DISTRIBUTIONS." The provisions of this Section 4 shall apply to successive Distributions.

                  (b) The Escrow Agent shall maintain records showing each Stockholder's Pro-Rata Share of the Escrow Fund and shall adjust each Former H.S. Trask Stockholder's account to reflect distributions from, and additions or substitutions to, the property held for the account of such Former H.S. Trask Stockholder in the Escrow Fund. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares required by this Agreement. Phoenix Footwear shall cooperate with the Escrow Agent in promptly issuing, or causing its transfer agent to promptly issue, such stock certificates as shall be required to effect such transfers. All Escrow Shares held in the Escrow Fund shall be registered in the name of the Escrow Agent or its nominee on behalf of the Former H.S. Trask Stockholders in the respective amounts set forth on the Former H.S. Trask Stockholder List. Notwithstanding the above, upon the determination by Phoenix Footwear that a Stockholder has perfected its dissenter's right of appraisal under applicable Montana law, Phoenix Footwear shall deliver to the Escrow Agent a revised Former H.S. Trask Stockholder List that takes into account such determination in calculating the Pro-Rata Share of all other Former H.S. Trask Stockholders, which revised Former H.S. Trask Stockholder List shall be satisfactory in form and substance to the Stockholders Representative and which shall replace, in its entirety, the ANNEX A attached hereto.

                  (c) All dividends, distributions, interest and gains earned or realized on the Escrow Fund ("EARNINGS") and credited to a Subaccount shall be accounted for by the Escrow Agent separately from the Escrow Fund and, notwithstanding any provisions of this Agreement, shall be treated as having been received by the Former H.S. Trask Stockholders to whose Subaccount the Earnings are credited for tax purposes. The Former H.S. Trask Stockholder List sets forth each Former H.S. Trask Stockholder's address and Taxpayer Identification Number. The Escrow Agent shall file information returns with the United States Internal Revenue Service and payee statements with the Former H.S. Trask Stockholders, documenting such Earnings. H.S. Trask Stockholders shall provide to the Escrow Agent all forms and information necessary to complete such information returns and payee statements. In the event the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, relating to Earnings or any payment made hereunder, the Escrow Agent may deduct such taxes from the Escrow Fund.

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                  (d)      The Stockholder Representative shall have the right
to vote all Escrow Shares.

         5. ADMINISTRATION OF ESCROW FUND. The Escrow Agent shall administer the Escrow Fund as set forth in Article VIII of the Merger Agreement.

         6. TERM OF ESCROW AGREEMENT. This Agreement shall terminate upon the complete distribution in accordance with Article VIII of the Merger Agreement of all property held in the Escrow Fund. Phoenix Footwear and the Stockholder Representative shall provide the Escrow Agent with notice of the Release Date.

         7. FEES OF THE ESCROW AGENT. The fees of the Escrow Agent, including (i) the normal costs of administering the Escrow Fund as set forth on the Fee Schedule attached hereto as ANNEX B and (ii) all fees and costs associated with the Escrow Agent's administration of Claims, shall be paid one-half by Phoenix Footwear and one-half out of the Escrow Fund on behalf of the Former H.S. Trask Stockholders. Payment out of the Escrow Fund shall be made by sale back to Phoenix Footwear of Escrow Shares for the amount required to be paid to the Escrow Agent based on the Parent Stock Price for the five trading days preceding the Effective Time. Such amount shall be treated as though a Pro Rata Share thereof has been paid by each Former H.S. Trask Stockholder and such Pro Rata Share shall be credited against the amount otherwise distributable to the Former H.S. Trask Stockholders hereunder. In the event that the Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow Fund or modification hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services and if made by the Stockholder Representative, payment shall be made out of the Escrow Fund in the same manner as provided above.

         8. LIABILITY OF THE ESCROW AGENT. In performing any of its duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (a) any act or failure to act made or omitted in good faith or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud or determining the scope of any agent's authority. In addition, the Escrow Agent, at the expense of Phoenix Footwear and the Former H.S. Trask Stockholders, to the extent of the amount that may be paid out of the Escrow Fund, may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent shall not be responsible for mistakes with respect to determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement to the extent the Escrow Agent is not grossly negligent.

         9. CONTROVERSIES. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of the Escrow Fund, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action

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regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, it may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in the escrow, except all costs, expenses, charges and reasonable attorneys' fees incurred by it due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of the escrow, and the action will be deemed to be solely a dispute between the parties subject to Article VIII of the Merger Agreement.

         10. INDEMNIFICATION OF ESCROW AGENT. Phoenix Footwear and the Stockholder Representative, on behalf of the Former H.S. Trask Stockholders, and in the case of the Stockholder Representative, to the extent of the amount available from the Escrow Fund agree to jointly and severally indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, outside counsel fees, and disbursements that may be imposed on the Escrow Agent, or incurred by it in connection with the performance of its duties under this Agreement, including but not limited to any arbitration or litigation arising from this Agreement or involving its subject matter, unless such loss, claim, damage, liability or expense shall be caused by the negligence or willful misconduct on the part of the Escrow Agent. Nothing contained in this Section 10 shall impair the rights of the Former H.S. Trask Stockholders and Phoenix Footwear, as between themselves.

         11. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving at least 30 days written notice to the other parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows:
Phoenix Footwear and the Stockholders Representative shall use their best efforts to agree on a successor Escrow Agent within 30 days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, then the Escrow Agent shall have the right to appoint a successor Escrow Agent, provided that the successor so chosen shall have capital, surplus and undivided profits of at least $200,000,000. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall be discharged from any further duties and liability under this Agreement.

         12.      MISCELLANEOUS.

                  (a) Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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                  (b)      Severability. If any provision of this Agreement, or
the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

                  (c) Entire Agreement. This Agreement, the Merger Agreement, the Annexes hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one business day after it is sent by reputable nationwide overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  (i)      If to Stockholder Representative:

                                               Nancy Delekta
                                               2975 Hwy #287 North
                                               Cameron, Montana  59720

                  Copy to:                     Preston Gates & Ellis LLP
                                               925 Fourth Avenue
                                               Suite 2900
                                               Seattle, Washington 98104-1158
                                               Attention: Gary J. Kocher, Esq.

                  (ii) If to Phoenix Footwear: Phoenix Footwear Group, Inc.
                                               5759 Fleet Street, Suite 220
                                               Carlsbad, California  92008
                                               Attention: James Riedman,
                                               Chairman and CEO

                  Copy to:                     Woods Oviatt Gilman LLP
                                               700 Crossroads Building
                                               Rochester, New York  14614
                                               Attention:  Gordon E. Forth, Esq.

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                  (e)      Other Remedies. Except as otherwise provided herein,
any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

                  (f) Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  (g) Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  (h) Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein and except for the Former H.S. Trask Stockholders, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

                  (i) Governing Law. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                          SIGNATURES ON FOLLOWING PAGE

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         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first set forth above.

                           AMERICAN STOCK TRANSFER & TRUST COMPANY

                           /s/ Herbert J. Lemmer
                           ---------------------------------------------------
                           By: Herbert J. Lemmer
                           Its: Vice President

                           PHOENIX FOOTWEAR GROUP, INC.

                           By: /s/ James R. Riedman
                               -----------------------------------------------
                           Name: James R. Riedman
                           Title: Chief Executive Officer and President

                           /s/Nancy A. Delekta
                           ---------------------------------------------------
                           Nancy Delekta, as Stockholder Representative

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